UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2005

SPX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6948	38-1016240
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13515 Ballantyne Corporate Place
Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE

(Former name or former address if changed since last)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement.

On August 24, 2005, the Board of Directors of SPX Corporation (the “Company”) amended the SPX Corporation 2005 Non-Employee Directors’ Compensation Plan (the “2005 Plan”) to provide for full vesting of phantom equity under the 2005 Plan upon a director’s retirement from the Board after attaining age 70.  The foregoing description of the amendment to the 2005 Plan is qualified in its entirety by reference to the text of the amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 24, 2005, the Board of Directors of the Company named Thomas J. Riordan, 49, as sole Chief Operating Officer of the Company.  The Board of Directors also appointed Don Canterna, 55, and David Kowalski, 47, as officers of the Company.  Jay Caraviello will no longer serve as Executive Vice President and Co-Chief Operating Officer of the Company but will remain with SPX for a period of time to assist with the transition.

A copy of the press release announcing these appointments and changes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

The following exhibits are filed herewith.

Exhibit
Number	Description

10.1	Amendment to the SPX Corporation 2005 Non-Employee Directors’ Compensation Plan

99.1	Press release issued August 29, 2005 regarding new officer appointments

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: August 29, 2005	By:	/s/ Ross B. Bricker
Ross B. Bricker
Senior Vice President, Secretary
and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment to the SPX Corporation 2005 Non-Employee Directors’ Compensation Plan

99.1	Press release issued August 29, 2005 regarding new officer appointments